                                                       Exhibit 32.1

Section 1350 Certification

                  The following statement is provided by the undersigned to accompany the Form 10-K of Bridgeton Global Directional Fund, LP pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350).

                 The undersigned certifies that the foregoing Report on Form 10-K fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C. 78m) and that the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Bridgeton Global Directional Fund, LP

March 31, 2011

/s/ Stephen J. Roseme
Stephen J. Roseme
Chief Executive, Principal Executive Officer and Principal Financial Officer
Bridgeton Fund Management, LLC
the general partner of
Bridgeton Global Directional Fund, LP